Exhibit 5.1

April 16, 2015

Board of Directors

Speed Commerce, Inc.

1303 East Arapaho Road, Ste. 200

Richardson, TX 75081

Ladies and Gentlemen:

We have acted as counsel to Speed Commerce, Inc., a Minnesota corporation (the “Company”), in connection with the issuance and sale of up to an aggregate of (i) 13,035,713 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), (ii) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 7,776,784 shares of Common Stock (the “Series A Warrant Shares”), and (iii) Series B Warrants (the “Series B Warrants”) to purchase up to an aggregate of 2,000,000 shares of Common Stock (the “Series B Warrant Shares”). The Shares, the Series A Warrants, the Series A Warrant Shares and the Series B Warrants (collectively, the “Securities”) are being offered pursuant to the registration statement on Form S-3 (Registration Statement No. 333-201266), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on February 6, 2015 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Act (together, the “Prospectus”). The Series B Warrant Shares are not issuable for at least one year and one day from the date of the issuance of the Series B Warrants and, therefore, are not deemed to be offered pursuant to the Registration Statement.

The offering of the Securities is being made pursuant to a Placement Agent Agreement, dated as of April 16, 2015, by and between the Company and Roth Capital Partners, LLC (the “Placement Agreement”), and a Subscription Agreement, dated as of April 16, 2015 (the “Subscription Agreement”), by and among the Company and the purchaser signatories thereto, each of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 16, 2015.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, the Placement Agreement, the Subscription Agreement, the form of Series A Warrant, the form of Series B Warrant and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Placement Agreement, the Subscription Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and sold in accordance with the Placement Agreement, the Subscription Agreement, the Registration Statement and the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iii) assuming on the date of exercise of the Series A Warrants the Company has reserved and available a sufficient number of authorized and unissued shares of Common Stock, the Series A Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Series A Warrants and in accordance with the Placement Agreement, the Subscription Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Minnesota Business Corporation Act, and all applicable provisions of the Minnesota Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Winthrop & Weinstine, P.A.